Exhibit 99.1

FOR IMMEDIATE RELEASE-

March 13, 2008

COMPANY CONTACT:

Kendra Berger

Chief Financial Officer

NTN Buzztime, Inc.

(760) 438-7400

CCG CONTACT:

Sean Collins

Senior Partner

CCG Investor Relations

(310) 477-9800, ext. 202

NTN BUZZTIME, INC. ANNOUNCES

FOURTH QUARTER AND FULL YEAR 2007 RESULTS

CARLSBAD, Calif., March 13/PRNewswire-FirstCall/ — NTN Buzztime, Inc. (Amex: NTN), a multi-point social interactive entertainment company, today announced results for the fourth quarter and full year ended December 31, 2007.

Highlights:

•	Site count grew sequentially during the fourth quarter, partially reflecting successful retention improvement and new site sales initiatives
•	Extended the reach of our advertising sales channel by leveraging See Saw Networks
•	Cash position increased during 2007 to $10.3 million compared to $8.8 million at the end of 2006

“We believe that 2008 will be a pivotal year for NTN Buzztime and we are confident that the key elements are now in place for us to begin to establish new and decidedly positive trends and to drive revenue growth,” commented NTN Buzztime’s President and Chief Executive Officer, Dario Santana. “Our success will be propelled by nearly two years of effort and investment in retention initiatives, improved content, talent acquisition, the collection of key market data and the introduction of new products.”

Results for the Fourth Quarter Ended December 31, 2007

Revenue from continuing operations decreased $0.8 million or 9% to $7.7 million for the fourth quarter of 2007, compared to revenues of $8.5 million for the fourth quarter of 2006. Net loss from continuing operations for the fourth quarter of 2007 was $1.5 million compared to a net loss of $52,000 for the fourth quarter of 2006. Although site count grew modestly in the fourth quarter of 2007, revenue decreased due to the net decline in the number of sites over recent quarters.

Gross margin as a percentage of revenue decreased to 68% in the fourth quarter of 2007 from 71% in the fourth quarter of 2006 due to a change in accounting policy.

Selling, general and administrative expenses increased $0.7 million or 11%, to $6.5 million for the fourth quarter of 2007 from $5.8 million for the fourth quarter of 2006. This increase is primarily related to salaries and benefits as a result of the talent we have hired in key areas including sales, marketing, content and business development in addition to increases in marketing expenses aimed at improving customer retention and increasing sales to new customers.

“Our site count grew sequentially during the fourth quarter, partially reflecting field marketing enhancements and other churn-reduction initiatives,” commented Mr. Santana. “We intensified our advertising sales effort by joining See Saw Networks, a major digital out-of-home media network, which will make it easier for large advertisers to take advantage of our footprint of approximately 200 designated marketing areas in the U.S.”

“Other important accomplishments include the excellent executive team we have assembled,” Mr. Santana continued. “These include Mariana Danilovic as Executive Vice President of Business Development and TV veteran Jake Tauber as Executive Vice President of Content and Marketing, both of whom joined us during the 2007 fiscal year. Finally, we welcomed to our Board of Directors Joseph Farricielli, Senior Vice President of Fidelity National Special Opportunities, a wholly owned subsidiary of Fidelity National Financial, which is a major stockholder of our company. These talented and dedicated people are already making significant contributions to Buzztime and will play a key role in ensuring that our company reaches its full potential.”

For the quarter ended December 31, 2007, results from continuing operations reflected solely the results from the Entertainment Division, following the discontinuation of the Hospitality Division.

Results for the Year Ended December 31, 2007

Revenue from continuing operations decreased $2.5 million or 7% to $30.5 million in 2007 from $33.0 million in 2006. Net loss for 2007 was $4.3 million, compared to $1.5 million in 2006.

Gross margin as a percentage of revenue remained unchanged at 70% in 2007.

Selling, general and administrative expenses increased $0.8 million or 3%, to $23.6 million in 2007 from $22.8 million in 2006. This increase is primarily related to salaries and benefits, as well as marketing expenses.

Included in the net loss from continuing operations for 2007 is a non-cash charge of $968,000 recognized during the third quarter of 2007 related to an impairment of selected technology and content licensed from Media General.

Additionally, the Entertainment Division incurred $478,000 of restructuring costs during 2007 related to the reduction in force and reduction in leased space in Canada completed in January 2007. This restructuring is expected to decrease operating costs by approximately $360,000 annually.

For the fiscal year ended December 31, 2007, results from continuing operations reflected solely the results from the Entertainment Division, following the discontinuation of the Hospitality Division.

Discontinued Operations

The Hospitality Division consisted of two segments, Wireless and Software Solutions. On March 30, 2007, the Company reported the sale of substantially all assets of the NTN Wireless segment for $2.4 million, which resulted in a gain of approximately $396,000 in the first quarter of 2007. On October 31, 2007, the Company announced that it had completed the sale and transfer of the NTN Software Solutions intellectual property assets and began winding down the operation.

Discontinued operations had revenues of $411,000 in the fourth quarter of 2007, representing a $2.2 million decrease in revenue from $2.6 million in the year-ago period. Discontinued operations reported a net loss of $386,000 compared to a $2.9 million net loss for the fourth quarter of 2006, which included a recognized impairment of $2.7 million related to goodwill and intangible assets.

Discontinued operations had revenues of $4.8 million in 2007, representing a $6.1 million decrease in revenue from $10.9 million in the year-ago period. Discontinued operations reported a net loss of $735,000 in 2007 compared to a $3.3 million net loss in 2006, which included a recognized impairment of $2.7 million related to goodwill and intangible assets.

The Company continues to wind down the professional help desk and support and maintenance services as it fulfills its obligations under existing customer agreements which is expected to be substantially complete by June 2008. Once this wind-down is complete, the Company’s financial results will be free of the adverse impact from such discontinued

operations. Management estimates that the divestiture will improve cash flow by approximately one million dollars on an annualized basis beginning mid-year 2008.

Conference Call

Management will review these results today at 4:30 p.m. ET. The call is open to the public. Interested parties may access the teleconference call by dialing (866) 360-7027 approximately 15 minutes prior to the starting time and asking to be connected to the NTN Buzztime Earnings Conference Call. International callers please dial (706) 643-3291. This call is being simultaneously webcast and can be accessed at NTN’s web site at www.ntnbuzztime.com.

A replay of the conference call will be available beginning on March 13, following the conclusion of the call, through March 19, 2008 at 11:59 p.m. ET. Please dial (800) 642-1687. International callers please dial (706) 645-9291. Please use passcode 38307679 to access the replay.

An archive of the webcast will also be available on the Company’s web site at www.ntnbuzztime.com.

About NTN Buzztime, Inc.

NTN Buzztime, Inc., a leader in multi-point social interactive entertainment for more than 20 years, is based in Carlsbad, CA. Buzztime is distributed in-home and out-of-home across broadband platforms including online, cable TV, satellite TV, and in approximately 3,900 restaurants, sports bars and pubs throughout North America and the United Kingdom. Buzztime entertainment is also available on electronic games and in books. For more information, please visit www.buzztime.com.

Buzztime is a proud member of the OVAB | Out-of-home Video Advertising Bureau.

Buzztime is a registered trademark of Buzztime Entertainment, Inc. and Playmaker is a registered trademark of NTN Buzztime, Inc.

Forward-looking Statements

This release contains forward-looking statements which reflect management’s current views of future events and operations including but not limited to estimates of financial performance and cash flows, trends in subscriber preference and engagement and results of marketing strategies. These statements are based on current expectations and assumptions that are subject to risks and uncertainties that could cause actual results to differ materially. These risks and uncertainties include the risk of changing economic conditions, failure of product demand or market acceptance of both existing and new products and services and the impact of competitive products and pricing. Please see NTN Buzztime, Inc.’s recent filings with the Securities and Exchange Commission for information about these and other risks that may affect the Company. All forward-looking statements included in this release are based on information available to us on the date hereof. These statements speak only as of the date hereof, and NTN Buzztime, Inc. does not undertake to publicly update or revise any of its forward-looking statements, even if experience or future changes show that the indicated results or events will not be realized.

NTN BUZZTIME, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

	2007	2006
ASSETS
Current Assets:
Cash and cash equivalents	$10,273	$8,774
Restricted cash	55	58
Accounts receivable, net	1,354	1,874
Investments available-for-sale	264	337
Deposits on broadcast equipment	—	381
Prepaid expenses and other current assets	745	908
Assets of discontinued operations	212	2,659

Total current assets	12,903	14,991
Broadcast equipment and fixed assets, net	4,101	5,919
Software development costs, net	895	806
Deferred costs	1,204	2,030
Goodwill	1,285	974
Intangible assets, net	318	1,561
Other assets	154	244

Total assets	$20,860	$26,525

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current Liabilities:
Accounts payable	$831	$1,139
Accrued expenses	901	1,282
Sales tax payable	982	763
Accrued salaries	357	475
Accrued vacation	447	401
Income taxes payable	36	53
Obligations under capital leases – current portion	7	349
Deferred revenue	972	1,826
Liabilities of discontinued operations	672	1,441

Total current liabilities	5,205	7,729
Obligations under capital leases, excluding current portion	—	20
Deferred revenue, excluding current portion	87	246

Total liabilities	5,292	7,995

Shareholders’ equity:
Series A 10% cumulative convertible preferred stock	1	1
Common stock	277	272
Treasury stock	(444)	—
Additional paid-in capital	112,942	111,617
Accumulated deficit	(98,870)	(93,561)
Accumulated other comprehensive income	1,662	201

Total shareholders’ equity	15,568	18,530

Total liabilities and shareholders’ equity	$20,860	$26,525

NTN BUZZTIME, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2007	2006	2007	2006
Revenues	$7,693	$8,455	$30,542	$32,985

Operating expenses:
Direct operating costs (includes depreciation)	2,484	2,416	9,159	10,029
Impairment of intangible asset	—	—	968	—
Selling, general and administrative	6,514	5,848	23,585	22,793
Depreciation and amortization (excluding depreciation and amortization included in direct costs)	145	170	566	675
Research and development	30	29	145	207
Restructuring costs	—	—	478	—

Total operating expenses	9,173	8,463	34,901	33,704

Operating loss	(1,480)	(8)	(4,359)	(719)
Other income (expense):
Interest income	94	31	347	125
Interest expense	(4)	(9)	(30)	(113)
Impairment on investments available-for-sale	—	—	—	(652)
Other income	—	—	83	—

Total other income (expense)	90	22	400	(640)

Income (loss) from continuing operations before income taxes	(1,390)	14	(3,959)	(1,359)
Provision for income taxes	144	66	332	152

Loss from continuing operations	(1,534)	(52)	(4,291)	(1,511)
Loss from discontinued operations, net of tax (including gain on sale of NTN Wireless of $396 in 2007)	(386)	(2,887)	(735)	(3,262)

Net loss	$(1,920)	$(2,939)	$(5,026)	$(4,773)

Net loss per common share – basic and diluted:
Loss from continuing operations	$(0.03)	$(0.00)	$(0.08)	$(0.03)
Loss from discontinued operations	(0.00)	(0.05)	(0.01)	(0.06)

Net loss	$(0.03)	$(0.05)	$(0.09)	$(0.09)

Weighted average shares outstanding
Basic and diluted	55,171	54,544	55,154	54,267

NTN BUZZTIME, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

	2007	2006
Cash flows provided by (used in) operating activities:
Net loss	$(5,026)	$(4,773)
Loss from discontinued operations, net of tax	735	3,262

Loss from continuing operations	$(4,291)	$(1,511)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	3,932	4,325
Provision for doubtful accounts	356	550
Stock-based compensation charges	439	1,091
Impairment of intangible asset	968	—
Impairment of investment available-for-sale	—	652
Deferred tax asset	—	(9)
Write off of field equipment	—	176
Loss (gain) from disposition of equipment and capitalized software	(269)	394
Changes in assets and liabilities:
Accounts receivable	199	(266)
Deferred costs	883	264
Prepaid expenses and other assets	337	13
Accounts payable and accrued expenses	(624)	405
Income taxes payable	(42)	(94)
Deferred revenue	(1,054)	(301)

Net cash provided by continuing operations	834	5,689
Discontinued operations	(1,616)	23

Net cash provided by (used in) operating activities	(782)	5,712

Cash flows provided by (used in) investing activities:
Capital expenditures	(592)	(1,109)
Software development expenditures	(588)	(401)
Proceeds from sale of equipment and other assets	478	—
Restricted cash	13	10
Deposits on broadcast equipment	(161)	(689)

Net cash used in investing activities by continuing operations	(850)	(2,189)
Discontinued operations	2,613	(50)

Net cash provided by (used in) investing activities	1,763	(2,239)

Cash flows provided by (used in) financing activities:
Principal payments on capital leases	(363)	(433)
Principal payments on revolving line of credit	—	(700)
Settlement of stock options	(94)	—
Purchase of treasury stock	(444)	—
Proceeds from exercise of stock options	694	534

Net cash used in financing activities	(207)	(599)

Net increase in cash and cash equivalents	774	2,874
Effect of exchange rate on cash	725	(82)
Cash and cash equivalents at beginning of period	8,774	5,982

Cash and cash equivalents at end of period	$10,273	$8,774

Consolidated Results

For the Quarter Ended December 31,

(in thousands)

Revenues by Segment:	2007	2006
Continuing Operations:
Buzztime iTV network	$7,549	$8,292
Buzztime Distribution	144	163

Total Entertainment Division	7,693	8,455

Discontinued Operations:
Wireless	$—	$1,404
Software Solutions	411	1,205

Total Hospitality Division	411	2,609

Consolidated Revenues	$8,104	$11,064

Income (Loss) by Segment:	2007	2006
Continuing Operations:
Buzztime iTV network	$(1,487)	$316
Buzztime Distribution	(47)	(368)

Total Entertainment Division	(1,534)	(52)

Discontinued Operations:
Wireless	$8	$69
Software Solutions	(394)	(2,956)

Total Hospitality Division	(386)	(2,887)

Consolidated Income (Loss)	$(1,920)	$(2,939)

Consolidated Results

For the Year Ended December 31,

(in thousands)

Revenues by Segment:	2007	2006
Continuing Operations:
Buzztime iTV network	$29,826	$32,180
Buzztime Distribution	716	805

Total Entertainment Division	30,542	32,985

Discontinued Operations:
Wireless	$1,674	$6,060
Software Solutions	3,151	4,876

Total Hospitality Division	4,825	10,936

Consolidated Revenues	$35,367	$43,921

Income (Loss) by Segment:	2007	2006
Continuing Operations:
Buzztime iTV network	$(2,879)	$(328)
Buzztime Distribution	(1,412)	(1,183)

Total Entertainment Division	(4,291)	(1,511)

Discontinued Operations:
Wireless	$509	$651
Software Solutions	(1,244)	(3,913)

Total Hospitality Division	(735)	(3,262)

Consolidated Income (Loss)	$(5,026)	$(4,773)

Adjusted EBITDA

A detailed schedule reconciling net income and loss, the nearest GAAP measure, to Adjusted EBITDA is included in the supplemental tables below. Adjusted EBITDA is included herein because management believes that certain investors find it to be a useful tool for measuring a company’s operating performance. Adjusted EBITDA should be considered in addition to results prepared in accordance with GAAP but should not be considered a substitute for, or superior to, GAAP results. Non-GAAP financial information such as Adjusted EBITDA, by its nature, departs from traditional accounting conventions; accordingly, its use can make it difficult to compare NTN’s current results with results from other reporting periods and with the results of other companies.

The following table reconciles our net loss per GAAP to Adjusted EBITDA (in thousands):

	For the year ended December 31, 2007
	Entertainment		Hospitality
	Buzztime iTV Network	Buzztime Distribution	Software Solutions	NTN Wireless	Total
Net loss per GAAP	$(2,879)	$(1,412)	$(1,244)	$509	$(5,026)
Interest income, net	(317)	—	—	—	(317)
Depreciation and amortization	3,473	459	—	—	3,932
Stock based compensation	425	14	49	2	490
Non-cash asset impairment charge	40	1,071	—	—	1,111
Income tax expense	332	—	—	29	361

Adjusted EBITDA	$1,074	$132	$(1,195)	$540	$551

	For the year ended December 31, 2006
	Entertainment		Hospitality
	Buzztime iTV Network	Buzztime Distribution	Software Solutions	NTN Wireless	Total
Net income (loss) per GAAP	$(328)	$(1,183)	$(3,913)	$651	$(4,773)
Interest (income) expense, net	(15)	3	—	—	(12)
Depreciation and amortization	3,766	559	330	67	4,722
Stock based compensation	998	93	116	20	1,227
Non-cash impairment charge	652	—	2,712	—	3,364
Income tax expense (benefit)	152	—	—	19	171

Adjusted EBITDA	$5,225	$(528)	$(755)	$757	$4,699